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                                                                    EXHIBIT 99

GREATER BAY BANCORP

             AUTHORIZATION FOR AUTOMATIC DIVIDEND REINVESTMENT PLAN
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     I authorize Greater Bay Bancorp to pay Norwest Bank Minnesota, N.A. for my
account all cash dividends payable to me on shares of Greater Bay Bancorp common stock registered in my name as designated below.

     I hereby appoint Norwest Bank Minnesota, N.A. as my agent, subject to the terms and conditions of authorization for the Greater Bay Bancorp Dividend Reinvestment Plan set forth in the accompanying brochure, and authorize Norwest Bank Minnesota, N.A. as my agent, to apply all such cash dividends and voluntary cash payments received by it to the purchase of full and fractional shares of common stock of Greater Bay Bancorp.

     I understand that I may terminate my participation in the Greater Bay Bancorp Dividend Reinvestment Plan at any time by notifying Norwest Bank Minnesota, N.A. in writing.

     (PLEASE CHECK ONE):

      [_] Reinvest the cash dividends on all shares of common stock that I hold.

      [_] Reinvest the cash dividends on_____________(number) shares of common stock that I hold.


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                                Social Security Number or Taxpayer
                                Identification Number Must Be Entered Here
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                                 IMPORTANT -- ALL REGISTERED OWNERS MUST SIGN

                                 __________________________________________
                                              Shareholder signature

                                 __________________________________________
                                              Shareholder signature



PLEASE READ CAREFULLY
BEFORE SIGNING                   Date______________________________________